Exhibit 10.1

SUBSCRIPTION AGREEMENT

dated as of [                  ], 2022

by and among

HIGHPEAK ENERGY, INC.

and

THE PURCHASER PARTY HERETO

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of [                  ], 2022 (the “Execution Date”), is by and among HighPeak Energy, Inc., a Delaware corporation (the “Company”), and [                  ] (the “Purchaser”). Capitalized terms used but not defined have the meanings ascribed to them in Section 5.9 of this Agreement.

RECITALS

WHEREAS, the Purchaser proposes to buy from the Company, and the Company proposes to issue and sell to the Purchaser, certain shares of its common stock, par value $0.0001 per share (the “Common Stock”), subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I
PURCHASE; CLOSING

Section 1.1    Purchase. On the terms and subject to the conditions herein, at the Closing (as defined below), the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, [                  ] shares of Common Stock at a purchase price of $21.61 per share of Common Stock (the “Per Share Purchase Price”). The aggregate shares of Common Stock to be purchased pursuant to this Agreement are referred to as the “Purchased Stock,” and the purchase and sale of the Purchased Stock pursuant to this Section 1.1 is referred to as the “Purchase.”

Section 1.2    Closing. Subject to the terms and conditions hereof, the closing of the Purchase (the “Closing”) shall be effected remotely by the exchange of signatures, documents and funds, as and to the extent applicable, by electronic transmission or similar means at 8:00 a.m., Houston time on September 2, 2022, or at such other time and place as the Company and Purchaser agree (the “Closing Date”). Upon (i) satisfaction or (ii) waiver by the party or parties entitled to the benefit thereof, of the conditions set forth in Section 1.3, the Purchaser shall deliver to an escrow account established by the Company at Continental Stock Transfer & Trust Company (the “Escrow Agent,” and such account, the “Escrow Account”) for receipt by the Escrow Agent at or prior to 7:30 a.m., Houston time on September 2, 2022 (the “Funding Deadline”), an amount in cash equal to the product of the number of shares of Purchased Stock multiplied by the Per Share Purchase Price (such amount, the “Purchase Price”) by wire transfer of U.S. dollars in immediately available funds to the Escrow Account specified by the Company to the Purchaser in such manner as the Company and the Escrow Agent may reasonably prescribe. At the Closing, the Company shall, in accordance with this Agreement, deliver to the Purchaser (A) the number of shares of Purchased Stock registered in the name of the Purchaser with the transfer agent of the Company in book entry form, free and clear of any Liens or other restrictions whatsoever (other than those arising under state or federal securities laws), and (B) written notice from the Company or its transfer agent evidencing the issuance to the Purchaser of the number of shares of Purchased Stock on and as of the Closing Date. After the deliveries contemplated by the preceding sentence have been completed, if requested by the Purchaser, the Company shall cause the Purchased Stock to be evidenced by certificates registered in the name of the Purchaser.

Section 1.3    Closing Conditions.

(a)    The obligation of the Purchaser, on the one hand, and the Company, on the other hand, to effect the Closing is subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Purchaser and the Company (acting at the direction of the board of directors of the Company (the “Board”)) at or prior to the Closing of each of the following conditions:

(i)    there shall not be in effect any temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court, administrative agency or commission or other governmental or arbitral body or authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization (each, a “Governmental Entity”), nor any Law restraining, precluding, enjoining, making illegal or otherwise prohibiting, the consummation of the transactions contemplated by this Agreement; and

(ii)    there shall not be pending any suit, action or proceeding by any Governmental Entity seeking to restrain, preclude, enjoin, make illegal or otherwise prohibit the transactions contemplated by this Agreement.

(b)    The obligation of the Purchaser to effect the Closing is also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Purchaser at or prior to the Closing of each of the following conditions:

(i)    the representations and warranties of the Company set forth herein shall be true and correct in all material respects (other than any such representations and warranties that are qualified by materiality or Company Material Adverse Effect (as defined below), which, in each case, shall be true and correct in all respects) as of the Execution Date and as of the Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks to a specified date, in which case as of such specified date);

(ii)    the Company shall have performed and complied in all material respects with its covenants, obligations and agreements required to be performed or complied with by it pursuant to this Agreement at or prior to the Closing;

(iii)    as of the Execution Date, no event shall have occurred or condition or circumstance shall exist which, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect; and

(iv)    the Purchased Stock shall have been approved and reserved for listing on the Nasdaq Global Market (the “Exchange”), subject to official notice of issuance.

(c)    The obligation of the Company to effect the Closing is also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Company (acting at the direction of the Board) at or prior to the Closing of each of the following conditions:

(i)     the representations and warranties of the Purchaser set forth herein shall be true and correct in all material respects (other than any such representations and warranties that are qualified by materiality, which, in each case, shall be true and correct in all respects) as of the Execution Date and as of the Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks to a specified date, in which case as of such specified date);

(ii)    the Escrow Account shall have no less than an aggregate of $60.0 million deposited therein as of the Funding Deadline, including amounts payable pursuant to this Agreement; and

(iii)    the Purchaser shall have performed and complied in all material respects with its covenants, obligations and agreements required to be performed or complied with by it pursuant to this Agreement at or prior to the Closing.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1    Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as of the Execution Date and as of the Closing Date as follows:

(a)    Organization and Authority.

(i)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently being carried on and as described in the SEC Documents (as defined below), and is duly qualified to do business as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership of property or the conduct of business, except where the failure to so qualify or be in good standing would not have or be reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (a “Company Material Adverse Effect”).

(ii)    Each subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation or limited liability company in good standing under the laws of the State of Delaware, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as currently being carried on and as described in the SEC Documents and is duly qualified to transact business and is in good standing in, each jurisdiction in which such qualification is required, whether by reason of the ownership of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Company Material Adverse Effect; and all of the issued and outstanding capital stock of, or other equity interest in each subsidiary has been duly authorized and validly issued, is fully paid (in the case of an interest in a limited liability company, to the extent required under the organizational documents of such subsidiary) and nonassessable (except, in the case of subsidiaries that are limited liability companies, as such nonassessability may be limited by the Delaware Limited Liability Company Act), and is owned by the Company, directly or through subsidiaries, free and clear of any Lien, except for any such Lien created or existing pursuant to the Company’s credit agreement, dated December 17, 2020, among the Company, as borrower, Fifth Third Bank, National Association, as administrative agent, and the lenders from time to time party thereto (as amended, supplemented or otherwise modified from time to time in accordance with its terms). None of the outstanding shares of capital stock of, or other equity interests in, any subsidiary of the Company were issued in violation of the preemptive or similar rights of any security holder of such subsidiary.

(b)    Capitalization. As of August 18, 2022, the Company had 600,000,000 shares of Common Stock authorized, of which 109,226,691 shares of Common Stock were issued and outstanding, and 10,000,000 shares of preferred stock authorized, none of which were issued and outstanding. All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing; the Purchased Stock has been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued to the Purchaser and will be fully paid and nonassessable; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the SEC Documents. There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s certificate of incorporation or bylaws, each as presently in effect, or any agreement or other instrument to which the Company is a party or by which the Company is bound. Except as disclosed in the SEC Documents, there are no options, warrants, agreements, Contracts (as defined below) or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company.

(c)    Authorization.

(i)    The Company has the power and authority to enter into this Agreement and to perform its obligations, including to sell the shares, as contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(ii)    The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not: (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, order, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected; (ii) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any subsidiary is a party of by which any property or asset of the Company or any subsidiary is bound or affected; or (iii) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s certificate of incorporation or bylaws, each as are presently in effect, except, in the case of clauses (i) and (ii) above, as would not reasonably be expected to have a Company Material Adverse Effect.

(iii)    All consents, approvals, orders, authorizations and filings required on the part of the Company and its subsidiaries in connection with the execution, delivery or performance of this Agreement have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain is not reasonably likely to result in a Company Material Adverse Effect.

(d)    Sale of Securities. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 2.2, the issuance and sale of the Purchased Stock to the Purchaser pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and neither the Company nor, to the knowledge of the Company, any person acting on its behalf, has taken nor will take any action hereafter that would cause the loss of such exemption.

(e)    SEC Documents; Financial Statements.

(i)    The Company has timely filed with the U.S. Securities and Exchange Commission (“SEC”) all forms, registration statements, reports, certifications, prospectuses, proxy statements, schedules, statements and other documents required to be filed by it since January 1, 2022 under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all other federal securities laws (“Required SEC Documents”). The Required SEC Documents, together with all forms, registration statements, reports, certifications, prospectuses, proxy statements, schedules, statements, and other documents (including all amendments thereto) filed on a voluntary basis by the Company with the SEC since such date are herein collectively referred to as, the “SEC Documents.”

(ii)    The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosures. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(iii)    The Company maintains on a consolidated basis a system of internal accounting controls designed to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Documents fairly present the information called for in all material respects and are prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(iv)    Except as disclosed in the SEC Documents, since December 31, 2021, there has been: (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated); and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(v)    The SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Financial Statements”), at the time filed, (A) complied as to form in all material respects with applicable requirements of federal securities laws and with the published rules and regulations of the SEC with respect thereto, (B) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (C) in the case of the Financial Statements, were prepared in accordance GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or the omission of notes to the extent permitted by Regulation S-K or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and subject, in the case of interim financial statements, to normal year-end adjustments, and (D) in the case of the Financial Statements, fairly present in all material respects the consolidated financial condition, results of operations, and cash flows of the Company (or the acquired business, as applicable) as of the dates and for the periods indicated therein. As of the Execution Date, the SEC Documents, taken as a whole, do not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in relation to the decision of the Purchaser to effect the Purchase.

(f)    Undisclosed Liabilities; Absence of Changes. Except as set forth in the SEC Documents, since the date of the most recent Financial Statements included in the SEC Documents: (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business; (ii) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (iii) there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing equity incentive plans, or any new grants thereof in the ordinary course of business); (iv) there has not been any material change in the Company’s long-term or short-term debt; and (v) no Company Material Adverse Effect has occurred or been experienced.

(g)    Independent Registered Public Accounting Firm. Weaver and Tidwell, L.L.P., who certified the audited Financial Statements of the Company and its subsidiaries and supporting schedules included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (which is included in the SEC Documents), is an independent public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act, the rules and regulations promulgated thereunder and the rules and regulations of the Public Company Accounting Oversight Board (United States).

(h)    Brokers and Finders. There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Purchaser for a brokerage commission, finder’s or placement fee or other like payment in connection with this Agreement or the Purchase and the Company will not pay any such brokerage commission, finder’s or placement fee or other like payment in connection with this Agreement or the Purchase.

(i)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the shares and the application of the net proceeds therefrom as described in the Registration Statement and final prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(j)    Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Exchange and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange nor has the Company received any notification that the SEC or the Exchange is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the Exchange for maintenance of inclusion of the Common Stock on the Exchange. When issued, the shares will have been approved for listing on the Exchange, subject to official notice of issuance.

(k)    Form S-3 Eligibility. As of the Execution Date, the Company is eligible to register the Purchased Stock for resale by the Purchaser under Form S-3 promulgated under the Securities Act.

(l)    No Additional Representations. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY IN THIS SECTION 2.1, NEITHER THE COMPANY NOR ANY OTHER PERSON MAKES (AND THE PURCHASER HEREBY ACKNOWLEDGES AND AGREES ON BEHALF OF ITSELF AND ITS AFFILIATES AND REPRESENTATIVES THAT IT HAS NOT RELIED UPON) ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE PURCHASED STOCK OR ANY OF THE SUBSIDIARIES OF THE COMPANY OR THEIR RESPECTIVE BUSINESSES, OPERATIONS, ASSETS, LIABILITIES, CONDITION OR PROSPECTS, AND THE COMPANY HEREBY DISCLAIMS ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES. IN PARTICULAR, WITHOUT LIMITING THE FOREGOING DISCLAIMER, NEITHER THE COMPANY NOR ANY OTHER PERSON MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY TO THE PURCHASER, OR ANY OF ITS AFFILIATES OR REPRESENTATIVES WITH RESPECT TO (I) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR PROSPECT INFORMATION RELATING TO THE COMPANY OR ANY OF THE SUBSIDIARIES OF THE COMPANY OR THEIR RESPECTIVE BUSINESSES, OR (II) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY IN THIS SECTION 2.1, ANY ORAL OR WRITTEN INFORMATION PRESENTED TO THE PURCHASER OR ANY OF ITS AFFILIATES OR REPRESENTATIVES IN THE COURSE OF THEIR DUE DILIGENCE INVESTIGATION OF THE COMPANY, THE NEGOTIATION OF THIS AGREEMENT OR IN THE COURSE OF THE TRANSACTIONS CONTEMPLATED HEREBY. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NOTHING IN THIS AGREEMENT SHALL NEGATE THE EXISTENCE OR IMPAIR THE EFFECT OF, OR LIMIT THE RIGHT OF THE PURCHASER TO RELY ON, THE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS EXPRESSLY SET FORTH IN THIS AGREEMENT, NOR WILL ANYTHING IN THIS AGREEMENT OPERATE TO LIMIT ANY CLAIM BY THE PURCHASER FOR FRAUD.

Section 2.2    Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as of the Execution Date and as of the Closing Date as follows:

(a)    Authorization.

(i)    This Agreement has been duly authorized, executed and delivered by the Purchaser. This Agreement is enforceable against the Purchaser in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(ii)    The Purchaser is not in violation of any law, statute, ordinance, rule, regulation, permit, or franchise applicable to it or of any judgment, ruling, order, writ, injunction or decree of any Governmental Entity having jurisdiction over the Purchaser or any of its properties or assets or in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement, covenant or condition contained in any note, bond, debenture, or any other evidence of indebtedness or in any agreement, indenture, lease or other agreement or instrument to which the Purchaser is a party or by which the Purchaser or any of its properties or assets are bound, which breach, default or violation in the case of clauses (A) or (B) would, if continued, reasonably be expected to materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(iii)    Neither the execution, delivery and performance by the Purchaser of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Purchaser with any of the provisions hereof, will  violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any note, bond, mortgage, indenture, deed of trust, license, loan agreement, lease, agreement or other instrument or obligation to which the Purchaser is a party or by which it may be bound, or to which the Purchaser or any of its properties or assets may be subject, or  subject to compliance with the statutes and regulations referred to in the next paragraph, violate any law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Purchaser or its properties or assets except in the case of clauses (A) and (B) for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(b)    Purchase for Investment. The Purchaser acknowledges that the Purchased Stock has not been registered under the Securities Act or under any state securities laws. The Purchaser (i) acknowledges that it is acquiring the Purchased Stock pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of such Purchased Stock to any Person in violation of applicable securities laws, (ii) will not sell or otherwise dispose of any of the Purchased Stock, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Purchased Stock and of making an informed investment decision, (iv) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act) and (v) (A) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Stock, (B) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company to its reasonable satisfaction and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access and (C) can bear the economic risk of (x) an investment in the Purchased Stock and (y) a total loss in respect of such investment. The Purchaser has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Purchased Stock and to protect its own interest in connection with such investment.

(c)    Financial Capability. At the Closing, the Purchaser will have available to it sufficient funds to enable the Purchaser to pay in full at the Closing the entire amount of the Purchaser’s funding obligation pursuant to Section 1.2 of this Agreement.

(d)    Brokers and Finders. Neither the Purchaser nor any of its Affiliates or any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, finder’s fees or similar payments, and no broker or finder has acted directly or indirectly for the Purchaser, in connection with this Agreement or the Purchase.

(e)    ERISA Matters. Either (1) the Purchaser is not a Plan and is not acquiring the Purchased Stock or any beneficial ownership interest therein directly or indirectly for, on behalf of, or with the assets of any Plan or (2) its acquisition, holding and subsequent disposition of the Purchased Stock or any beneficial ownership interest therein is permissible under applicable Law, and will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code by reason of the application of one or more Investor-Based Class Exemptions and/or the Statutory Exemption, all of the conditions of which shall be met, or breach of fiduciary duty under ERISA, or, if the Purchaser is subject to any Similar Law, such acquisition, holding and disposition will not constitute or result in a non-exempt violation of or breach of fiduciary duty under any Similar Law, and will not otherwise result in any tax, rescission right or other penalty on the Company, any of its Affiliates or the Purchaser, and, in any case, neither the purchase nor holding of the Purchased Stock or any beneficial ownership interest therein will subject the Company, any of its Affiliates or the Purchaser to any obligation not affirmatively undertaken in writing.

(f)    Non-Reliance. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY IN SECTION 2.1, THE PURCHASER HEREBY ACKNOWLEDGES AND AGREES ON BEHALF OF ITSELF AND ITS AFFILIATES AND REPRESENTATIVES THAT IT HAS NOT RELIED UPON ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE PURCHASED STOCK OR THE COMPANY OR ANY OF THE SUBSIDIARIES OF THE COMPANY OR THEIR RESPECTIVE BUSINESSES, OPERATIONS, ASSETS, LIABILITIES, CONDITION OR PROSPECTS, INCLUDING WITH RESPECT TO (I) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR PROSPECT INFORMATION RELATING TO THE COMPANY OR ANY OF THE SUBSIDIARIES OF THE COMPANY OR THEIR RESPECTIVE BUSINESSES, OR (II) ANY ORAL OR WRITTEN INFORMATION PRESENTED TO THE PURCHASER OR ANY OF ITS AFFILIATES OR REPRESENTATIVES IN THE COURSE OF ITS DUE DILIGENCE INVESTIGATION OF THE COMPANY, THE NEGOTIATION OF THIS AGREEMENT OR IN THE COURSE OF THE TRANSACTIONS CONTEMPLATED HEREBY. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NOTHING IN THIS AGREEMENT SHALL NEGATE THE RELIANCE BY PURCHASER ON, OR LIMIT THE RIGHT OF THE PURCHASER TO RELY ON, THE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS EXPRESSLY SET FORTH IN THIS AGREEMENT, NOR WILL ANYTHING IN THIS AGREEMENT OPERATE TO LIMIT ANY CLAIM BY THE PURCHASER FOR FRAUD.

ARTICLE III
COVENANTS

Section 3.1    Corporate Actions; Authorized Common Stock. All shares of Purchased Stock delivered to the Purchaser pursuant to this Agreement shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and free of any Lien, except restrictions imposed by the Securities Act and any applicable state or foreign securities laws.

Section 3.2    Confidentiality. The Purchaser acknowledges that in connection with the transactions contemplated by this Agreement the Company provided to the Purchaser information described on Schedule 1 to this Agreement (such information, to the extent that it constitutes “material nonpublic information” within the meaning of the U.S. securities laws as of the Execution Date and until such time as it becomes publicly available otherwise than as a result of a breach of this Section 3.2, the “Confidential Information”). The Purchaser hereby undertakes that:

(a)    Except as may be required by law, regulation or legal process, the Purchaser shall not disclose the Confidential Information, in whole or in part, to any person other than such of the Purchaser’s Representatives who reasonably need to know such Confidential Information in connection with assisting the Purchaser in connection with the transactions contemplated by this Agreement, shall cause such Representatives to comply with the terms of this Section 3.2 to the same extent as if they were parties hereto, and shall be responsible for any breach of this Section 3.2 by any of such Representatives.

(b)    The Purchaser shall not, and shall cause such Representatives not to, use the Confidential Information for any purpose other than evaluating, pursuing and/or completing the transactions contemplated by this Agreement and enforcing Purchaser’s rights under this Agreement or applicable law.

(c)    Without the prior written consent of the Company, the Purchaser shall not, and shall cause such Representatives not to, disclose to any person (other than the Purchaser or one or more of its Representatives) (1) the fact that the Confidential Information has been made available to the Purchaser or any Representative or (2) any of the Company’s activities in relation to the subject matter of the Confidential Information.

The provisions of this Section 3.2 will terminate upon the earlier of (x) any termination of abandonment of the Company’s activities in relation to the subject matter of the Confidential Information, of the Company shall provide the Purchaser written notice as promptly as practicable, or (y) the filing by the Company with the SEC of the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2022.

Section 3.3    Registration Rights.

(a)    The Company agrees that, within thirty (30) calendar days after the Closing (the “Filing Date”), the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of the Purchased Stock (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of the 90th calendar day (or 120th calendar day if the SEC notifies the Company that it will “review” the Registration Statement) following the Closing and the 10th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Company’s obligations to include the Purchased Stock in the Registration Statement are contingent upon the Purchaser furnishing in writing to the Company such information regarding such Purchaser, the securities of the Company held by the Purchaser and the intended method of disposition of the Purchased Stock as shall be reasonably requested by the Company to effect the registration of the Purchased Stock, and the Purchaser shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement as set forth above.

(b)    In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform the Purchaser as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(i)    except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to the Purchaser, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) the Purchaser ceases to hold any Purchased Stock, (ii) the date all Purchased Stock held by the Purchaser may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to Affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) three (3) years from the effectiveness date of the Registration Statement. The period of time during which the Company is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period;”

(ii)    advise the Purchaser within five (5) business days:

A.    when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

B.    of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

C.    of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

D.    of the receipt by the Company of any notification with respect to the suspension of the qualification of the Purchased Stock included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

E.    subject to the provisions in this Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, no such Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading and no such prospectus includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)    use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)    upon the occurrence of any event contemplated above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to the Purchaser of the Purchased Stock included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)    use its commercially reasonable efforts to cause all Purchased Stock to be listed on each securities exchange or market, if any, on which the shares issued by the Company have been listed; and

(vi)    use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Purchased Stock contemplated hereby and to enable the Purchaser to sell the Purchased Stock under Rule 144 , including the removal of the legend described in Section 4.1 from the book-entry account evidencing the Purchased Stock (the “Shares”) if (i) such Shares are sold pursuant to an effective registration statement under the Securities Act, (ii) such Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner of sale restrictions.

(c)    In connection with a sale of the Shares by the Purchaser in reliance on Rule 144, the Purchaser or its broker shall deliver to the transfer agent and the Company a broker customary representation letter providing to the transfer agent and the Company any information necessary to determine that the sale of the Shares is made in compliance with Rule 144, including, as may be appropriate, a certification that the Purchaser is not an Affiliate of the Company and regarding the length of time the Shares have been held. Upon receipt of such representation letter, the Company shall promptly direct its transfer agent to remove the legend referred to in Section 4.1 from the appropriate book-entry accounts maintained by the transfer agent, and the Company shall bear all direct costs and expenses associated therewith. After the Purchaser or its permitted assigns have held the Shares for such time as non-Affiliates are permitted to sell without volume limitations under Rule 144, if the book-entry account for such Shares still bears the restrictive legend referred to in Section 4.1, the Company agrees, upon request of the Purchaser or its permitted assignees, to take all steps necessary to promptly effect the removal of the legend described in Section 4.1 from the Shares, and the Company shall bear all direct costs and expenses associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as the Purchaser or its permitted assigns provide to the Company any information the Company deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including a certification that the holder is not an Affiliate of the Company (and a covenant to inform the Company if it should thereafter become an Affiliate and to consent to the notation of an appropriate restrictive legend) and regarding the length of time the Shares have been held.

(d)    Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to delay or postpone the filing or effectiveness of the Registration Statement, and from time to time to require the Purchaser not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Board reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Board, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made (in the case of the prospectus), not misleading, the Purchaser agrees that it will immediately discontinue offers and sales of the Purchased Stock under the Registration Statement until the Purchaser receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, the Purchaser will deliver to the Company or, in the Purchaser’s sole discretion, destroy all copies of the prospectus covering the Purchased Stock in the Purchaser’s possession.

Section 3.4    Further Assurances. Subject to the other terms and conditions of this Agreement, each of the Company and the Purchaser, severally and not jointly, agrees to execute and deliver all such documents or instruments, to take all commercially reasonable actions and to do all other commercially reasonable things it determines to be necessary, proper or advisable under applicable Laws or as otherwise reasonably requested by the other party to effectuate the provisions, intent and purposes of this Agreement and consummate the transactions contemplated by this Agreement.

ARTICLE IV
ADDITIONAL AGREEMENTS

Section 4.1    Legend.

(a)    The Purchaser agrees that all certificates or other instruments representing the Purchased Stock delivered to the Purchaser pursuant to this Agreement will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL ACCEPTABLE TO HIGHPEAK ENERGY, INC., SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144 OR REGISTRATION UNDER THE ACT IS OTHERWISE UNNECESSARY FOR SUCH TRANSFER TO COMPLY WITH THE ACT.

(b)    In the event that the Purchased Stock subject to this Agreement are uncertificated, the Company shall give notice of such legend in accordance with applicable Law.

(c)    Promptly upon request by the Purchaser, the Company shall use commercially reasonable efforts to cause any such or similar legend to be removed (or any such or similar notice to be rescinded) from or in relation to the Purchased Stock or any other Registrable Securities held by the Purchaser in connection with any proposed transfer by Purchaser of the Purchased Stock or such other Registrable Securities in compliance with Rule 144. In connection with any proposed transfer by the Purchaser, if required by the Company’s transfer agent and upon receipt of reasonably requested certificates and/or letters of representation from the Purchaser, the Company will reasonably promptly cause an opinion of its outside legal counsel to be issued to the transfer agent, together with any other authorizations, certificates and directions required by the transfer agent, which authorize and direct the transfer agent to issue certificates representing such Purchased Stock or other Registrable Securities without any such restrictive legends. Without limiting the generality of the foregoing, the Company shall confirm in writing to any interested party whether or not the Company has filed all reports required under the Exchange Act, other than Current Reports on Form 8-K, for the 12 months preceding the proposed transfer.

Section 4.2    Tax Matters. Subject to the following sentence in this Section 4.2, the Company (and any paying agent of the Company) may deduct and withhold any withholding Taxes or other amounts required to be withheld with respect to the Purchased Stock and may set off any such amounts required to be withheld against payments (whether made in cash or other property) on the Purchased Stock; provided, that the Company shall (i) provide written notice to the Purchaser of any such deduction or withholding with respect to the Purchaser reasonably in advance thereof and (ii) cooperate with the Purchaser in good faith to minimize, to the extent permissible under then applicable Law, the amount of any such deduction or withholding. The Company agrees that, provided that the Purchaser timely delivers to the Company, as requested by the Company from time to time, a properly executed IRS Form W-9 (or similar applicable form) sufficient to cause under applicable Law the Company (including any paying agent of the Company) to avoid a requirement to withhold on any payments or deemed payments to the Purchaser, the Company (including any paying agent of the Company) shall not withhold on any payments or deemed payments to the Purchaser. Any amount withheld pursuant to this Section 4.2 shall be timely remitted to the applicable tax authority and treated as paid to the Purchaser.

ARTICLE V
MISCELLANEOUS

Section 5.1    Survival; Limitations on Liability. All the agreements, representations and warranties made by each party hereto in this Agreement shall survive the Closing.

Section 5.2    Amendment; Waiver. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of each of the parties hereto. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver of any party to this Agreement, as the case may be, will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 5.3    Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile or other means of electronic transmission (including by email in “.pdf” format) and such facsimiles or other means of electronic transmission will be deemed as sufficient as if original signature pages had been delivered.

Section 5.4    Governing Law; Submission to Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the Court of Chancery located in the County of New Castle in the State of Delaware, or in the event (but only in the event) that such court shall not have subject matter jurisdiction, any federal court of the United States or other state court located in the County of New Castle in the State of Delaware, for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each party to this Agreement hereby irrevocably waives any defense in any such action, suit or proceeding that it is not personally subject to the jurisdiction of the above named courts and to the fullest extent permitted by applicable law, that the action, suit or proceeding in any such court is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

Section 5.5    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.6    Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy, electronic mail or facsimile, upon confirmation of receipt (it being understood that the parties agree to provide confirmation of receipt promptly upon the receipt of any notice by telecopy, electronic mail or facsimile), (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. The Purchaser agrees that any notice required or permitted by this Agreement or under the Company’s certificate of incorporation or bylaws, the DGCL or other applicable law may be given to the Purchaser at the address or by means of electronic transmission set forth on the signature page of this Agreement. The Purchaser further agrees to notify the Company of any change to its electronic mail address, and further agrees that the provision of such notice to the Company shall constitute the Purchaser’s consent to receive notice at such electronic mail address. In the event that the Company is unable to deliver notice to the electronic mail address so provided by the Purchaser, the Purchaser shall, within two (2) business days after a request by the Company, provide the Company with a valid electronic mail address to which the Purchaser consents to receive notice at such electronic mail address. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Purchaser, to the addresses set forth on the signature page of this Agreement, with a copy to (which copy shall not constitute notice):

[●]
[●]
[●]
Attn:	[●]
E-mail:	[●]

If to the Company:

HighPeak Energy, Inc.
421 W. 3rd St., Suite 1000
Fort Worth, Texas 76102
Attn:	Steven W. Tholen
Chief Financial Officer
E-mail:	stholen@highpeakenergy.com

with a copy to (which copy shall not constitute notice):

Vinson & Elkins L.L.P.
845 Texas Ave, Suite 4700
Houston, Texas 77002
Attn:	Sarah K. Morgan
E-mail:	smorgan@velaw.com
Attn:	Jackson A. O’Maley
E-mail:	jomaley@velaw.com

Section 5.7    Entire Agreement. This Agreement (including the exhibits hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

Section 5.8    Assignment. Neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other party.

Section 5.9    Interpretation; Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:

(a)    the word “or” is not exclusive;

(b)    the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(c)    the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(d)    the term “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Texas generally are authorized or required by law or other governmental action to close;

(e)    any reference to any “day” or any number of “days” without explicit reference to “business days” shall be deemed to refer to a calendar day or number of calendar days, and if any action is to be taken on or by a particular calendar day that is not also a business day, then such action may be deferred until the immediately succeeding business day;

(f)    the word “will” shall have the same meaning as the word “shall”; and

(g)    the term “Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(h)“    Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, the Company and the subsidiaries of the Company, on the one hand, and the Purchaser, on the other, shall not be considered Affiliates of each other.

(i)“    DGCL” means the General Corporate Law of the State of Delaware.

(j)“    ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder from time to time in effect.

(k)“    Investor-Based Class Exemption” means any of Prohibited Transaction Class Exemption 75-1, Prohibited Transaction Class Exemption 84-14, Prohibited Transaction Class Exemption 90-1, Prohibited Transaction Class Exemption 91-38, Prohibited Transaction Class Exemption 95-60 or Prohibited Transaction Class Exemption 96-23.

(l)“    Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity, including any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of occupational health and workplace safety, the environment, or natural resources, or to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants applicable to such entity.

(m)“    Lien” means any mortgage, pledge, security interest, encumbrance, lien, charge or other restriction of any kind, whether based on common law, statute or contract.

(n)“    Plan” (i) an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, (ii) a “plan” described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder (the “Code”) that is subject to Section 4975 of the Code, (iii) employee benefit plans that are governmental plans within the meaning of Section 3(32) of ERISA, (iv) certain church plans (as defined in Section 3(33) of ERISA), (v) non-U.S. plans (as described in Section 4(b)(4) of ERISA), (vi) any entity or account whose underlying assets are deemed to include “plan assets” (within the meaning of the Department of Labor regulation located at 29 C.F.R. section 2510.3-101, as modified by Section 3(42) of ERISA)or (vii) any plan, entity or account that is not subject to the foregoing but is subject to analogous provisions under any Similar Law.

(o)“    Representatives” means, with respect to any Person, such Person’s directors, officers, employees, agents, consultants, representatives, advisors, financing sources (including limited partners or investors (existing and prospective) in funds, vehicles or managed accounts in each case which are managed, administered, or professionally advised for investment purposes by a Person or its Affiliates), and Representatives of any of the foregoing.

(p)“    Similar Law” means any U.S. federal, state, non-U.S., or local Law that is similar to the provisions of Title I of ERISA or Section 4975 of the Code.

(q)“    Statutory Exemption” means the statutory prohibited transaction exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code.

(r)“    Tax” or “Taxes” means any federal, state, provincial, local, foreign or other tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, withholding tax or payroll tax), and any related fine, penalty or interest, imposed, assessed or collected by or under the authority of any governmental body, whether disputed or not.

Section 5.10    Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

Section 5.11    Severability. If any provision of this Agreement or the application thereof to any Person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 5.12    No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person other than the parties hereto (and their permitted assigns and indemnified parties), any benefit right or remedies.

Section 5.13    Public Announcements. The Purchaser shall not, and shall cause its Affiliates not to, issue any press release or other public statements prior to the Company’s public announcement of the Purchase without the Company’s prior written consent or consultation, except as may be required by applicable Law or any listing agreement related to the trading of the Common Stock on the Exchange. Notwithstanding anything herein to the contrary and for greater clarity, (a) the Purchaser shall not be required to obtain consent pursuant to this Section 5.13 to the extent any proposed press release or other public statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 5.13 and (b) nothing in this Section 5.13 shall prevent or restrict the Purchaser or its Affiliates from furnishing customary information concerning the transactions contemplated hereby and publicly available information to their current or prospective limited partners or investors.

Section 5.14    Specific Performance. The parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement and the transactions contemplated hereby were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking, the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity, and in the event that any action or suit is brought in equity to enforce the provisions of this Agreement, no party will allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law.

Section 5.15    Termination. Prior to the Closing, this Agreement may only be terminated:

(a)    by mutual written agreement of the Company and the Purchaser;

(b) by the Company or the Purchaser, upon written notice to the other party in the event that the Closing shall not have occurred on or before 4:00 p.m., Houston time, on September 2, 2022; provided, however, that the right to terminate this Agreement pursuant to this Section 5.15(b) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(b)    by the Company or the Purchaser if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Entity of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal;

(c)    by written notice given by the Company to the Purchaser if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Purchaser in this Agreement such that the conditions in Section 1.3(c)(i) or Section 1.3(c)(ii) would not be satisfied and which have not been cured by the Purchaser thirty (30) days after receipt by the Purchaser of written notice from the Company requesting such inaccuracies or breaches to be cured; or

(d)    by written notice given by the Purchaser to the Company, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Company in this Agreement such that the conditions in Section 1.3(b)(i) or Section 1.3(b)(ii) would not be satisfied and which have not been cured by the Company within thirty (30) days after receipt by the Company of written notice from the Purchaser requesting such inaccuracies or breaches to be cured.

Section 5.16    Effects of Termination. In the event of any termination of this Agreement pursuant to the penultimate sentence of Section 1.2 or in accordance with Section 5.15, no party (or any of its Affiliates) shall have any liability or obligation to the other party (or any of its Affiliates) under or in respect of this Agreement, except to the extent of (a) any liability arising from any breach by such party of its obligations of this Agreement arising prior to such termination and (b) any fraud or intentional or willful material breach of this Agreement. In the event of any such termination, this Agreement shall become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, in each case, except (i) as set forth in the preceding sentence and (ii) that the provisions of Section 3.2, the second sentence of Section 3.3, Section 4.1(c) (insofar as they relate to Registrable Securities held by the Purchaser other than the Purchased Stock), Section 5.2 through Section 5.14, and this Section 5.16 shall survive the termination of this Agreement.

Section 5.17    Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, including entities that become parties hereto after the Execution Date or that agree in writing for the benefit of the Company to be bound by the terms of this Agreement applicable to the Purchaser, and no former, current or future equityholders, controlling Persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future equityholder, controlling Person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any covenants, obligations, agreements or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other party hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

Section 5.18    Reliance. Notwithstanding anything to the contrary in this Agreement, each party hereto has relied upon and will be deemed to have relied upon for all purposes of this Agreement the other party’s express representations, warranties, covenants, agreements and indemnification obligations set forth in this Agreement.

Section 5.19    Recapitalization, Exchanges, Etc.. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Purchased Stock, and shall be appropriately adjusted for combinations, stock splits, recapitalizations and the like occurring after the date of this Agreement and prior to the Closing.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

HIGHPEAK ENERGY, INC.

By:
Name:	Steven W. Tholen
Title:	Chief Financial Officer

PURCHASER

[ ]

Address:	[ ]
E-mail:	[ ]

Schedule 1

In addition to the Purchase and the substantially concurrent issuance and sale by the Company of $60 million worth of Common Stock, the Company is pursuing the sale of up $25 million worth of Common Stock within 12 days after the Execution Date at a price per share at least equal to the Per Share Purchase Price.